                    [ SHATSWELL, MacLEOD & CO. LETTERHEAD ]

The Board of Directors and Stockholders
Milford Co/operative Bank

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Milford Co/operative Bank as of June 30, 1995 and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Milford Co/operative Bank as of June 30, 1994 and 1993 were audited by other auditors whose report dated August 4, 1994 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1995 financial statements referred to above present fairly, in all material respects, the financial position of Milford Co/operative Bank as of June 30, 1995 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 11 to the financial statements, the Bank adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", effective July 1, 1993.

As discussed in Note 1 to the financial statements, the Bank adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" as of July 1, 1994.

                                          SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
July 20, 1995

REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Milford Co/operative Bank:

    We have audited the accompanying statements of financial condition of Milford Co/operative Bank as of June 30, 1994 and 1993 and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended June 30, 1994. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Milford Co/operative Bank at June 30, 1994 and 1993 and the results of its operations and cash flows for each of the three years in the period ended June 30, 1994 in conformity with generally accepted accounting principles.

    As  discussed in  Note 1 to  the financial  statements, Milford Co/operative
Bank  has  adopted  Statement  of   Financial  Accounting  Standards  No.   109,
"Accounting for Income Taxes," effective July 1, 1993.

/s/ COOPERS & LYBRAND, L.L.P.

Boston, Massachusetts
August 4, 1994

                           MILFORD CO/OPERATIVE BANK
                                 BALANCE SHEETS

                                                                           JUNE 30,
                                                  DECEMBER 31,   ----------------------------
                                                      1995           1995           1994
                                                  -------------  -------------  -------------
                                                   (UNAUDITED)
ASSETS:
Cash and due from banks.........................  $   2,320,741  $   1,605,747  $   1,893,484
Interest bearing deposits.......................     13,148,094     16,967,728     17,329,095
                                                  -------------  -------------  -------------
    Total cash and cash equivalents.............     15,468,835     18,573,475     19,222,579
Investments in securities (fair values of
 $68,692,837, $69,739,867 and $67,697,186 at
 December 31, 1995, June 30, 1995 and 1994,
 respectively) (Note 2).........................     68,858,713     70,305,364     69,456,296
Loans receivable, net (Notes 7, 10 and 17)......     68,145,461     60,818,640     58,168,010
Accrued interest receivable:
  Loans.........................................        484,048        434,212        371,921
  Investment securities.........................        624,382        726,971        590,446
  Mortgage-backed securities....................        145,995        150,378        141,033
Stock in Federal Home Loan Bank of Boston, at
 cost (Note 10).................................        655,100        655,100        626,200
Premises and equipment, net (Note 9)............      2,066,070      2,138,750      2,167,156
Deferred federal income tax benefit (Note 11)...        171,552        228,748        238,569
Other assets....................................        228,146        320,199        136,024
                                                  -------------  -------------  -------------
                                                  $ 156,848,302  $ 154,351,837  $ 151,118,234
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------
LIABILITIES:
Deposit accounts (Note 8).......................  $ 138,312,611  $ 135,746,914  $ 133,221,464
Advances from Federal Home Loan Bank of Boston
 (Note 10)......................................      2,000,000      2,000,000      3,000,000
Advance payments by borrowers for taxes and
 insurance......................................        133,125        305,008        240,656
Accrued expenses and other liabilities..........        710,544      1,257,343        783,048
                                                  -------------  -------------  -------------
    Total liabilities...........................    141,156,280    139,309,265    137,245,168
                                                  -------------  -------------  -------------
Commitments and contingent liabilities (Notes 14
 and 18)
STOCKHOLDERS' EQUITY:
  Common stock, par value $1.00 per share;
   authorized 1,800,000 shares; issued and
   outstanding 657,717 shares in 1995 and
   656,217 shares in 1994.......................        659,917        657,717        656,217
  Paid-in capital...............................      6,636,132      6,613,032      6,597,282
  Retained earnings (subject to restrictions)...      8,250,809      7,765,928      6,619,567
  Net unrealized holding gain on securities
   available-for-sale...........................        145,164          5,895
                                                  -------------  -------------  -------------
  Total stockholders' equity....................     15,692,022     15,042,572     13,873,066
                                                  -------------  -------------  -------------
                                                  $ 156,848,302  $ 154,351,837  $ 151,118,234
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                           MILFORD CO/OPERATIVE BANK
                              STATEMENTS OF INCOME

                                                    SIX MONTHS ENDED
                                                      DECEMBER 31,              YEARS ENDED JUNE 30,
                                                 ----------------------  ----------------------------------
                                                    1995        1994        1995        1994        1993
                                                 ----------  ----------  ----------  ----------  ----------
                                                 (UNAUDITED) (UNAUDITED)
Interest and dividend income:
  Mortgage loan................................  $2,540,373  $2,276,803  $4,721,642  $4,423,566  $4,923,667
  Other loans..................................     190,146     150,437     328,990     252,571     266,186
  Investment securities........................   1,346,581   1,142,487   2,364,812   1,869,254   1,488,005
  Mortgage-backed securities...................     840,343     745,601   1,531,025   1,611,972   2,412,558
  Other........................................     377,897     387,662     816,995     515,419     409,087
                                                 ----------  ----------  ----------  ----------  ----------
      Total interest and dividend income.......   5,295,340   4,702,990   9,763,464   8,672,782   9,499,503
                                                 ----------  ----------  ----------  ----------  ----------
Interest expense:
  Deposit accounts (Note 8)....................   2,582,519   2,088,459   4,392,218   4,069,153   4,785,298
  Borrowings...................................      70,526      96,104     167,529     190,602     262,617
                                                 ----------  ----------  ----------  ----------  ----------
      Total interest expense...................   2,653,045   2,184,563   4,559,747   4,259,755   5,047,915
                                                 ----------  ----------  ----------  ----------  ----------
      Net interest income......................   2,642,295   2,518,427   5,203,717   4,413,027   4,451,588
Provision for probable loan losses (Note 7)....      60,000      40,000      93,000      95,000     400,000
                                                 ----------  ----------  ----------  ----------  ----------
      Net interest income after provision for
       probable loan losses....................   2,582,295   2,478,427   5,110,717   4,318,027   4,051,588
                                                 ----------  ----------  ----------  ----------  ----------
Other income:
  Customer service charges.....................     211,162     209,398     412,803     380,197     330,257
  Gain (loss) on sales of investment
   securities, net.............................      51,166      (4,455)    (10,470)    108,389     332,838
  Other........................................     163,175     142,506     351,304     366,527     410,936
                                                 ----------  ----------  ----------  ----------  ----------
      Total other income.......................     425,503     347,449     753,637     855,113   1,074,031
                                                 ----------  ----------  ----------  ----------  ----------
Other expense:
  Compensation and fringe benefits (Note 12)...     911,370     848,524   1,736,587   1,634,366   1,487,599
  Occupancy and equipment......................     233,229     220,402     473,363     470,911     481,137
  Advertising..................................      33,584      26,851      61,751      70,760      50,260
  Data processing service fees.................     178,630     163,709     333,538     316,276     277,337
  Federal insurance premium....................     152,851     150,156     300,844     301,060     287,525
  Other........................................     382,492     332,161     731,402     724,181     754,181
                                                 ----------  ----------  ----------  ----------  ----------
      Total other expense......................   1,892,156   1,741,803   3,637,485   3,517,554   3,338,039
                                                 ----------  ----------  ----------  ----------  ----------
Income before income taxes and cumulative
 effect of change in accounting principle......   1,115,642   1,084,073   2,226,869   1,655,586   1,787,580
Income taxes (Note 11).........................     367,190     368,000     719,589     630,747     756,278
                                                 ----------  ----------  ----------  ----------  ----------
  Income before cumulative effect of change in
   accounting principle........................     748,452     716,073   1,507,280   1,024,839   1,031,302
Cumulative effect of change in accounting
 principle (Notes 1 and 11)....................                                         169,926
                                                 ----------  ----------  ----------  ----------  ----------
      Net income...............................  $  748,452  $  716,073  $1,507,280  $1,194,765  $1,031,302
                                                 ----------  ----------  ----------  ----------  ----------
                                                 ----------  ----------  ----------  ----------  ----------
Earnings and dividends per share (Note 1)
  Income before cumulative effect of change in
   accounting principle........................  $     1.13  $     1.09  $     2.29  $     1.56  $     1.57
  Cumulative effect of change in accounting
   principle...................................                                             .26
                                                 ----------  ----------  ----------  ----------  ----------
      Net income...............................  $     1.13  $     1.09  $     2.29  $     1.82  $     1.57
                                                 ----------  ----------  ----------  ----------  ----------
                                                 ----------  ----------  ----------  ----------  ----------
      Cash dividends...........................  $      .40  $      .30  $      .55  $      .50  $      .45

   The accompanying notes are an integral part of these financial statements.

                           MILFORD CO/OPERATIVE BANK
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

                                                                                                  NET UNREALIZED
                                                  NUMBER OF                                     HOLDING GAIN (LOSS)       TOTAL
                                                   COMMON      COMMON    PAID-IN     RETAINED      ON SECURITIES      STOCKHOLDERS'
                                                   SHARES      STOCK     CAPITAL     EARNINGS   AVAILABLE-FOR-SALE       EQUITY
                                                  ---------   --------  ----------  ----------  -------------------   -------------
Balance, June 30, 1992..........................   656,217    $656,217  $6,597,282  $5,016,906       $                 $ 12,270,405
Dividends paid..................................                                      (295,297)                            (295,297)
Net income......................................                                     1,031,302                            1,031,302
                                                  ---------   --------  ----------  ----------      ----------        -------------
Balance, June 30, 1993..........................   656,217     656,217   6,597,282   5,752,911                           13,006,410
Dividends paid..................................                                      (328,109)                            (328,109)
Net income......................................                                     1,194,765                            1,194,765
                                                  ---------   --------  ----------  ----------      ----------        -------------
Balance, June 30, 1994..........................   656,217     656,217   6,597,282   6,619,567                           13,873,066
Issuance of common stock........................     1,500       1,500      15,750                                           17,250
Net unrealized holding loss on adoption of SFAS
 No. 115 as of July 1, 1994 (Notes 1 and 3).....                                                      (210,197)            (210,197)
Net change in unrealized
 holding loss on securities
 available-for-sale.............................                                                       216,092              216,092
Dividends paid..................................                                      (360,919)                            (360,919)
Net income......................................                                     1,507,280                            1,507,280
                                                  ---------   --------  ----------  ----------      ----------        -------------
Balance, June 30, 1995..........................   657,717    $657,717  $6,613,032  $7,765,928       $   5,895         $ 15,042,572
                                                  ---------   --------  ----------  ----------      ----------        -------------
                                                  ---------   --------  ----------  ----------      ----------        -------------

                           MILFORD CO/OPERATIVE BANK
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (CONTINUED)

                                                                         SIX MONTHS ENDED DECEMBER 31, 1994
                                                  ---------------------------------------------------------------------------------
                                                                                     (UNAUDITED)
                                                                                                  NET UNREALIZED
                                                  NUMBER OF                                     HOLDING GAIN (LOSS)       TOTAL
                                                   COMMON      COMMON    PAID-IN     RETAINED      ON SECURITIES      STOCKHOLDERS'
                                                   SHARES      STOCK     CAPITAL     EARNINGS   AVAILABLE-FOR-SALE       EQUITY
                                                  ---------   --------  ----------  ----------  -------------------   -------------
Balance, June 30, 1994..........................   656,217    $656,217  $6,597,282  $6,619,567       $                 $ 13,873,066
Net unrealized holding loss on adoption of SFAS
 No. 115 as of July 1, 1994.....................                                                      (210,197)            (210,197)
Net change in unrealized
 holding loss on securities
 available-for-sale, net of taxes...............                                                      (355,806)            (355,806)
Net income......................................                                       716,073                              716,073
Dividends paid..................................                                      (196,865)                            (196,865)
                                                  ---------   --------  ----------  ----------      ----------        -------------
Balance, December 31, 1994......................   656,217    $656,217  $6,597,282  $7,138,775       $(566,003)        $ 13,826,271
                                                  ---------   --------  ----------  ----------      ----------        -------------
                                                  ---------   --------  ----------  ----------      ----------        -------------


                                                                         SIX MONTHS ENDED DECEMBER 31, 1995
                                                  ---------------------------------------------------------------------------------
                                                                                     (UNAUDITED)
                                                                                                  NET UNREALIZED
                                                  NUMBER OF                                     HOLDING GAIN (LOSS)       TOTAL
                                                   COMMON      COMMON    PAID-IN     RETAINED      ON SECURITIES      STOCKHOLDERS'
                                                   SHARES      STOCK     CAPITAL     EARNINGS   AVAILABLE-FOR-SALE       EQUITY
                                                  ---------   --------  ----------  ----------  -------------------   -------------
Balance, June 30, 1995..........................   657,717    $657,717  $6,613,032  $7,765,928       $   5,895         $ 15,042,572
Issuance of common stock........................     2,200       2,200      23,100                                           25,300
Net change in unrealized
 holding gain on securities
 available-for-sale, net of taxes...............                                                       139,269              139,269
Net income......................................                                       748,452                              748,452
Dividends paid..................................                                      (263,571)                            (263,571)
                                                  ---------   --------  ----------  ----------      ----------        -------------
Balance, December 31, 1995......................   659,917    $659,917  $6,636,132  $8,250,809       $ 145,164         $ 15,692,022
                                                  ---------   --------  ----------  ----------      ----------        -------------
                                                  ---------   --------  ----------  ----------      ----------        -------------

   The accompanying notes are an integral part of these financial statements.

                           MILFORD CO/OPERATIVE BANK
                            STATEMENTS OF CASH FLOWS

                                                                  SIX MONTHS ENDED
                                                                    DECEMBER 31,                   YEARS ENDED JUNE 30,
                                                              -------------------------  ----------------------------------------
                                                                  1995         1994          1995          1994          1993
                                                              ------------  -----------  ------------  ------------  ------------
                                                              (UNAUDITED)   (UNAUDITED)
Cash flows provided by (used in) operating activities:
  Net income................................................  $    748,452  $   716,073  $  1,507,280  $  1,194,765  $  1,031,302
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Depreciation and amortization...........................       124,666       82,986       207,779       128,398       135,055
    Provision for probable loan losses......................        60,000       40,000        93,000        95,000       400,000
    Securities losses.......................................                      4,455        58,830        55,899        33,840
    Securities gains........................................       (51,166)                   (48,360)     (164,288)     (366,678)
    Gross receipts associated with loans originated for
     resale.................................................        49,771       87,799       181,073    10,832,368     9,703,031
    Gross payments associated with loans originated for
     resale.................................................       (50,000)     (88,000)     (179,000)  (10,807,540)   (9,612,169)
    (Gain) loss on loan sales...............................           229          201        (2,073)      (24,828)      (90,862)
    Gain on sale of other real estate owned.................        (7,954)
    Writedown of other real estate owned....................        20,000
  Changes in assets and liabilities:
    Accrued and deferred income taxes.......................        57,196       (4,355)        6,785      (157,726)          525
    Accrued interest receivable.............................        57,136       17,893      (208,161)     (187,504)      269,321
    Other assets............................................        62,834      (49,780)     (148,120)      119,732       (28,203)
    Accrued expenses and other liabilities..................      (546,799)     (27,855)      474,295      (120,953)      270,926
                                                              ------------  -----------  ------------  ------------  ------------
Net cash provided by operating activities...................       524,365      779,417     1,943,328       963,323     1,746,088
                                                              ------------  -----------  ------------  ------------  ------------
Cash flows provided by (used in) investing activities:
  Purchases of securities available-for-sale................   (13,592,796)  (1,125,570)  (16,379,936)
  Proceeds from maturities of securities
   available-for-sale.......................................     6,500,000                  5,689,758
  Proceeds from sales of securities
   available-for-sale.......................................    10,594,552    3,500,000     9,491,900
  Purchases of securities held-to-maturity..................    (7,664,765)  (1,998,367)   (5,879,883)
  Proceeds from maturities of securities
   held-to-maturity.........................................     2,500,000    5,000,000     6,227,554
  Proceeds from the sales and maturities of investment
   securities...............................................                                             41,599,657    14,100,769
  Purchases of investment securities........................                                            (50,753,724)  (27,750,000)
  Redemption (purchase) of stock in Federal Home Loan Bank
   of Boston................................................                                  (28,900)      105,900
  Net increase in loans receivable..........................    (7,490,108)  (2,337,056)   (2,866,573)      (64,489)   (1,578,328)
  Purchases of mortgage-backed securities...................                                            (12,005,098)   (4,244,007)
  Proceeds from sales/paydowns of
   mortgage-backed securities...............................     3,300,095      891,355                   9,162,868     5,472,841
  Purchases of collateralized mortgage obligations..........                                             (1,000,000)  (13,235,000)
  Proceeds from sales/paydowns of collateralized mortgage
   obligations..............................................                    241,654                  13,679,770    11,846,000
  Capital expenditures......................................       (51,986)    (140,127)     (179,373)     (193,367)     (125,407)
  Proceeds from sales of other real estate owned............       120,459                    131,096
  Capitalization of other real estate owned.................                                  (44,208)
  Change in other real estate owned.........................                    (80,642)                    363,979       159,064
                                                              ------------  -----------  ------------  ------------  ------------
Net cash provided by (used in) investing activities.........    (5,784,549)   3,951,247    (3,838,565)      895,496   (15,354,068)
                                                              ------------  -----------  ------------  ------------  ------------

                           MILFORD CO/OPERATIVE BANK
                            STATEMENTS OF CASH FLOWS
                                  (CONTINUED)

                                                                  SIX MONTHS ENDED
                                                                    DECEMBER 31,                   YEARS ENDED JUNE 30,
                                                              -------------------------  ----------------------------------------
                                                                  1995         1994          1995          1994          1993
                                                              ------------  -----------  ------------  ------------  ------------
                                                              (UNAUDITED)   (UNAUDITED)
Cash flows provided by (used in) financing activities:
  Net increase (decrease) in deposit accounts...............     2,565,697     (833,561)    2,525,450        (7,351)    7,981,346
  Proceeds from Federal Home Loan Bank of Boston advance....                                2,000,000
  Repayment of Federal Home Loan Bank of Boston advance.....                               (3,000,000)                 (2,000,000)
  (Decrease) increase in advanced payments by borrowers for
   taxes and insurance......................................      (171,882)      (9,850)       64,352           493        58,345
  Dividends paid............................................      (263,571)    (196,865)     (360,919)     (328,109)     (295,297)
  Issuance of common stock..................................        25,300                     17,250
                                                              ------------  -----------  ------------  ------------  ------------
Net cash provided by (used in) financing activities.........     2,155,544   (1,040,276)    1,246,133      (334,967)    5,744,394
                                                              ------------  -----------  ------------  ------------  ------------
Net increase (decrease) in cash and cash equivalents........    (3,104,640)   3,690,388      (649,104)    1,523,852    (7,863,586)
Cash and cash equivalents at beginning of period............    18,573,475   19,222,579    19,222,579    17,698,727    25,562,313
                                                              ------------  -----------  ------------  ------------  ------------
Cash and cash equivalents at end of period..................  $ 15,468,835  $22,912,967  $ 18,573,475  $ 19,222,579  $ 17,698,727
                                                              ------------  -----------  ------------  ------------  ------------
                                                              ------------  -----------  ------------  ------------  ------------
Supplemental cash flow information:
  Cash paid during period for:
    Interest................................................  $  2,653,045  $ 2,184,563  $  4,559,747  $  4,259,755  $  5,047,915
    Taxes...................................................       394,495      325,539       710,230       605,000       655,000
  Loans transferred to other real estate owned..............                                  122,943

   The accompanying notes are an integral part of these financial statements.

                           MILFORD CO/OPERATIVE BANK
                         NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 1 -- ACCOUNTING POLICIES
    The accounting and reporting policies of Milford Co/operative Bank conform to generally accepted accounting principles and predominant practices within the banking industry. The financial statements of the Bank were prepared using the accrual basis of accounting. The significant accounting policies of the Bank are summarized below to assist the reader in better understanding the financial statements and other data herein.

    CASH EQUIVALENTS:

    Cash equivalents consist of cash on hand and in banks and interest bearing deposits.

    INVESTMENT SECURITIES, AFTER THE ADOPTION OF SFAS NO. 115:

    As of July 1, 1994, the Bank adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115). The Statement establishes standards of financial accounting and reporting for investments in equity securities that have readily determinable fair values and all investments in debt securities. SFAS No. 115 requires that the Bank classify debt and equity securities into one of three categories: held-to-maturity, available-for-sale, or trading. This security classification may be modified after acquisition only under certain specified conditions. In general, securities may be classified as held-to-maturity only if the Bank has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale.

    - Held-to-maturity securities are measured at amortized cost in the balance sheet. Unrealized holding gains and losses are not included in earnings or in a separate component of capital. They are merely disclosed in the notes to the financial statements.

    - Available-for-sale securities are carried at fair value on the balance sheet. Unrealized holding gains and losses are not included in earnings, but are reported as a net amount (less expected tax) in a separate component of capital until realized.

    - Trading securities are carried at fair value on the balance sheet. Unrealized holding gains and losses for trading securities are included in earnings.

    INVESTMENT SECURITIES, PRIOR TO THE ADOPTION OF SFAS NO. 115:

    Investment securities are carried at cost, adjusted for amortization of premium and accretion of discount over the term of the security.

    Gains or losses on sales of investment securities are recognized when realized using the specific identification method.

    Investments in mortgage-backed securities consist principally of mortgage pass-through certificates with agencies of the federal government and are carried at cost, adjusted for amortization of premium and accretion of discount over the life of the security. Gains and losses on the sale of such securities are recognized when realized and shown net in the statement of income.

    Collateralized mortgage obligations are also carried at cost. The principal value of the investment is reduced as payments on the obligation are received, with the balance due upon maturity.

    LOAN ORIGINATION FEES:

    Loan origination fees and related direct loan origination costs are amortized to interest income over the life of the associated loan as an adjustment of the loan yield.

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 1 -- ACCOUNTING POLICIES (CONTINUED)
    PROVISION FOR LOSSES ON LOANS:

    The allowance for loan losses is established through a provision for loan losses charged to operations and is maintained at a level considered adequate by management to provide for reasonably foreseeable loan losses. Realized losses, net of recoveries, are charged directly to the allowance.

    The provision and the level of the allowance are evaluated on a regular basis by management and are based upon management's periodic review of the collectability of the loans in light of historical experience, known and inherent risks in the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions.

    OTHER REAL ESTATE OWNED:

    Other real estate owned includes properties acquired through foreclosure and consists principally of single family residences and condominiums. These properties are carried at the lower of the carrying amount or the estimated fair value less estimated selling costs. Valuations are periodically performed by management, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated fair value.

    PREMISES AND EQUIPMENT:

    Assets are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Buildings and improvements are being depreciated over their estimated useful life of 5 to 50 years and furniture, fixtures and equipment are being amortized over their estimated useful life of 1 to 10 years. Expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or disposition the cost and accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is credited or charged to income.

    INCOME TAXES:

    Effective July 1, 1993, the Bank adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the asset and liability method of accounting for income taxes. The cumulative effect of this accounting change totaling $169,926 has been reported separately in the 1994 statement of income. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Bank's assets and liabilities at the legislated tax rates which are expected to be in effect when the temporary differences reverse. The Bank's deferred tax assets and liabilities are reviewed regularly and adjustments are recognized as deferred income tax expense or benefit based on management's judgement regarding their realizability.

    Deferred income taxes arise from differences in the timing of the recognition of certain expenses for financial statement and income tax reporting purposes. The principal sources of these differences are in the cost for book and tax purposes of fixed assets, the allowance for loan losses, deferred origination fees, loss carryforward and certain other nondeductible accruals.

    EARNINGS PER SHARE:

    Earnings per share is computed based on the weighted average number of shares outstanding. For the periods presented, outstanding stock options were not entered into the calculation of primary earnings per share since the impact is not dilutive.

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 2 -- INVESTMENTS IN SECURITIES
    The aggregate carrying amounts and fair values of investments in securities at June 30 were:

                                                      1995                            1994
                                         ------------------------------  ------------------------------
                                            CARRYING                        CARRYING
                                             AMOUNT        FAIR VALUE        AMOUNT        FAIR VALUE
                                         --------------  --------------  --------------  --------------
Available-for-sale (Note 3)............  $   31,681,762  $   31,681,762  $               $
Held-to-maturity (Note 4)..............      38,623,602      38,058,105
Investment securities before the
 adoption of SFAS No. 115 (Note 5).....                                      44,973,669      44,143,837
Mortgage-backed securities and
 collateralized mortgage obligations
 before the adoption of SFAS No. 115
 (Note 6)..............................                                      24,482,627      23,553,349
                                         --------------  --------------  --------------  --------------
                                         $   70,305,364  $   69,739,867  $   69,456,296  $   67,697,186
                                         --------------  --------------  --------------  --------------
                                         --------------  --------------  --------------  --------------

    There were no securities of issuers which exceeded 10% of stockholders' equity at June 30, 1995.

    A total par value of $3,700,000 and $4,000,000 of debt securities was pledged to secure treasury tax and loan and public funds on deposit at June 30, 1995 and 1994, respectively.

NOTE 3 -- INVESTMENTS IN SECURITIES AVAILABLE-FOR-SALE
    Investments in securities available-for-sale at June 30, 1995 are carried at fair value on the balance sheet and are summarized as follows:

                                                                  GROSS        GROSS
                                                 AMORTIZED     UNREALIZED   UNREALIZED
                                                    COST         HOLDING      HOLDING         FAIR
                                                   BASIS          GAINS       LOSSES         VALUE
                                               --------------  -----------  -----------  --------------
Marketable equity securities.................  $    2,165,216  $     1,006  $    33,609  $    2,132,613
Debt securities issued by the U.S. Treasury
 and other U.S. government corporations and
 agencies....................................      18,795,597      167,215      136,974      18,825,838
Mortgage-backed securities...................      10,712,017       54,593       43,299      10,723,311
                                               --------------  -----------  -----------  --------------
                                               $   31,672,830  $   222,814  $   213,882  $   31,681,762
                                               --------------  -----------  -----------  --------------
                                               --------------  -----------  -----------  --------------

    Information   about  the  contractual  maturities  of  investments  in  debt securities classified as available-for-sale at June 30, 1995 is summarized as follows:

                                                                           AMORTIZED
                                                                              COST            FAIR
                                                                             BASIS           VALUE
                                                                         --------------  --------------
Debt securities other than mortgage-backed securities:
  Due within one year..................................................  $    1,002,857  $      997,955
  Due after one year through five years................................      10,600,000      10,591,024
  Due after five years through ten years...............................       7,192,740       7,236,859
Mortgage-backed securities.............................................      10,712,017      10,723,311
                                                                         --------------  --------------
                                                                         $   29,507,614  $   29,549,149
                                                                         --------------  --------------
                                                                         --------------  --------------

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 3 -- INVESTMENTS IN SECURITIES AVAILABLE-FOR-SALE (CONTINUED)
    The adoption of SFAS No. 115 as of July 1, 1994 had the following effect on the financial statements:

Reduction of stockholders' equity:
  Net unrealized holding loss on securities available-for-sale...........  $ 318,480
  Less tax effect........................................................    108,283
                                                                           ---------
                                                                           $ 210,197
                                                                           ---------
                                                                           ---------

    For the year ended June 30, 1995, proceeds from sales of securities available-for-sale amounted to $9,491,900. Gross realized gains and gross realized losses on those sales amounted to $48,360 and $58,830, respectively.

NOTE 4 -- INVESTMENTS IN SECURITIES HELD-TO-MATURITY
    Investments in securities held-to-maturity at June 30, 1995 are carried at amortized cost on the balance sheet and are summarized as follows:

                                                                   GROSS        GROSS
                                                  AMORTIZED     UNREALIZED   UNREALIZED
                                                     COST         HOLDING      HOLDING         FAIR
                                                    BASIS          GAINS       LOSSES         VALUE
                                                --------------  -----------  -----------  --------------
Debt securities issued by the U.S. Treasury
 and other U.S. government corporations and
 agencies.....................................  $   22,005,870   $  46,157   $   290,133  $   21,761,894
Mortgage-backed securities....................      16,617,732      49,709       371,230      16,296,211
                                                --------------  -----------  -----------  --------------
                                                $   38,623,602   $  95,866   $   661,363  $   38,058,105
                                                --------------  -----------  -----------  --------------

    Information   about  the  contractual  maturities  of  investments  in  debt securities classified as held-to-maturity at June 30, 1995 is summarized as follows:

                                                                           AMORTIZED
                                                                              COST            FAIR
                                                                             BASIS           VALUE
                                                                         --------------  --------------
Debt securities other than mortgage-backed securities:
  Due within one year..................................................  $    4,997,754  $    4,963,154
  Due after one year through five years................................      16,008,116      15,835,091
  Due after five years through ten years...............................       1,000,000         963,649
Mortgage-backed securities.............................................      16,617,732      16,296,211
                                                                         --------------  --------------
                                                                         $   38,623,602  $   38,058,105
                                                                         --------------  --------------
                                                                         --------------  --------------

NOTE 5 -- INVESTMENT SECURITIES BEFORE THE ADOPTION OF SFAS NO. 115
    The carrying value and approximate fair value of investment securities were as follows as of June 30, 1994:

                                                                            CARRYING          FAIR
                                                                             VALUE           VALUE
                                                                         --------------  --------------
U.S. government and related obligations................................  $   21,725,024  $   21,391,867
Federal bonds and notes................................................      23,248,645      22,751,970
                                                                         --------------  --------------
                                                                         $   44,973,669  $   44,143,837
                                                                         --------------  --------------
                                                                         --------------  --------------

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 5 -- INVESTMENT SECURITIES BEFORE THE ADOPTION OF SFAS NO. 115 (CONTINUED) Proceeds from the sales and maturities of investment securities amounted to
$41,599,657  and  $14,100,769  for  the  years ended  June  30,  1994  and 1993, respectively.

    Realized gains on the sales of investment securities for the years ended June 30, 1994 and 1993 amounted to $164,288 and $366,678, respectively, while net realized losses on sales of investment securities for the same period amounted to $55,899 and $33,840, respectively.

    At June 30, 1994, gross unrealized gains on U.S. Government and related obligations amounted to $55,211, while gross unrealized losses amounted to $388,368.

    Additionally, gross unrealized gains on federal bonds and notes amounted to $39,105 at June 30, 1994, while gross unrealized losses amounted to $535,780.

NOTE 6 -- MORTGAGE-BACKED SECURITIES AND COLLATERALIZED MORTGAGE OBLIGATIONS BEFORE THE ADOPTION OF SFAS NO. 115
    The  carrying  value   and  approximate   fair  value   of  investments   in
mortgage-backed securities and collateralized mortgage obligations were as follows as of June 30, 1994:

                                                                            CARRYING          FAIR
                                                                             VALUE           VALUE
                                                                         --------------  --------------
Mortgage pass-through certificates with agencies of the U.S.
 Government............................................................  $   12,767,915  $   12,005,131
Collateralized mortgage obligations....................................      11,714,712      11,548,218
                                                                         --------------  --------------
                                                                         $   24,482,627  $   23,553,349
                                                                         --------------  --------------
                                                                         --------------  --------------

    Gross unrealized gains on mortgage pass through certificates amounted to $19,645 at June 30, 1994, while gross unrealized losses amounted to $782,425.

    Gross unrealized gains on collateralized mortgage obligations amounted to $39,791 at June 30, 1994, while gross unrealized losses amounted to $206,285.

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 7 -- LOANS
    Loans receivable are summarized as follows as of June 30:

                                                                              1995            1994
                                                                         --------------  --------------
Mortgage loans:
  Conventional.........................................................  $   48,757,179  $   45,658,237
  Construction.........................................................         916,700       1,010,914
  Commercial...........................................................       3,063,994       3,790,542
  Home equity loans....................................................       5,555,485       6,305,564
                                                                         --------------  --------------
                                                                             58,293,358      56,765,257
                                                                         --------------  --------------
Other loans:
  Home improvement.....................................................          85,138          59,889
  Municipalities.......................................................         667,784         250,000
  Consumer and other...................................................       2,856,834       2,147,624
                                                                         --------------  --------------
                                                                              3,609,756       2,457,513
                                                                         --------------  --------------
                                                                             61,903,114      59,222,770
                                                                         --------------  --------------
Deferred loan fees.....................................................        (206,344)       (176,591)
Unadvanced portion of loans in process.................................        (440,273)       (387,112)
Allowance for estimated loan losses....................................        (437,857)       (491,057)
                                                                         --------------  --------------
                                                                             (1,084,474)     (1,054,760)
                                                                         --------------  --------------
    Loans receivable, net..............................................  $   60,818,640  $   58,168,010
                                                                         --------------  --------------
                                                                         --------------  --------------

    Included in mortgage loans at June 30, 1995 and 1994 are approximately $734,000 and $706,000, respectively, of second mortgage loans.

    Certain of the Bank's mortgage loans are pledged as collateral for advances from the Federal Home Loan Bank of Boston, as set forth in Note 10.

    The Bank is servicing  mortgage loans for  other investors of  approximately
$26,000,000,   $28,000,000  and  $24,000,000  at  June  30,  1995,  1994,  1993,
respectively.

    At June  30,  1995  and  1994 the  Bank  had  approximately  $1,854,000  and
$1,601,000, respectively in overdue loans, of which approximately $227,000 and $424,000, respectively were overdue greater than 90 days including $20,000 and $152,000, respectively that are on non-accrual status.

    An analysis of the activity in the allowance for probable loan losses is as follows for the years ended June 30:

                                                                    1995          1994          1993
                                                                ------------  ------------  ------------
Balance, beginning of year....................................  $    491,057  $    524,639  $    391,676
Provision for probable loan losses............................        93,000        95,000       400,000
Recoveries....................................................                       1,026
Loans charged off.............................................      (146,200)     (129,608)     (267,037)
                                                                ------------  ------------  ------------
Balance, end of year..........................................  $    437,857  $    491,057  $    524,639
                                                                ------------  ------------  ------------
                                                                ------------  ------------  ------------

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 8 -- DEPOSITS
    Deposit account balances and weighted average interest rates at June 30 are summarized as follows:

                                                                      1995                           1994
                                                          -----------------------------  -----------------------------
                                                                             WEIGHTED                       WEIGHTED
                                                                              AVERAGE                        AVERAGE
                                                               AMOUNT          RATE           AMOUNT          RATE
                                                          ----------------  -----------  ----------------  -----------
Savings and club accounts...............................  $     21,142,878       2.23%   $     22,526,872       2.24%
N.O.W...................................................        31,127,622       1.83          28,687,511       1.45
Money market investment accounts........................        20,647,866       2.93          26,484,849       2.55
Certificates:
  Investment Accounts:
    Jumbo...............................................            51,450       5.49               8,928       3.44
    91 day..............................................         1,369,301       5.00           1,183,169       2.50
    6 month.............................................         6,199,644       5.02           7,933,198       3.20
    1 year..............................................        19,965,343       5.50          13,190,178       3.51
    2 year..............................................         7,427,789       5.30           6,000,376       4.31
    3 year..............................................        12,917,201       5.15          13,237,268       5.14
    IRA fixed rate......................................        14,897,820       6.22          13,969,115       5.95
                                                          ----------------               ----------------
      Total certificate accounts........................        62,828,548                     55,522,232
                                                          ----------------               ----------------
                                                          $    135,746,914               $    133,221,464
                                                          ----------------               ----------------
Weighted average rate of deposit accounts...............                         3.77%                          3.09%
Contractual maturity of certificate accounts:
  Within one year.......................................  $     40,155,614       63.9%   $     30,512,289       54.9%
  From one to two years.................................        12,985,172       20.7          12,428,694       22.4
  Over two years........................................         9,687,762       15.4          12,581,249       22.7
                                                          ----------------      -----    ----------------      -----
                                                          $     62,828,548      100.0%   $     55,522,232      100.0%
                                                          ----------------      -----    ----------------      -----
                                                          ----------------      -----    ----------------      -----

    Interest on deposit accounts classified by type is as follows for the years ended June 30:

                                                                 1995           1994           1993
                                                             -------------  -------------  -------------
Savings and club accounts..................................  $     502,011  $     466,560  $     625,854
N.O.W. and money market investment accounts................      1,076,542      1,049,573      1,284,148
Certificates...............................................      2,813,665      2,553,020      2,875,296
                                                             -------------  -------------  -------------
                                                             $   4,392,218  $   4,069,153  $   4,785,298
                                                             -------------  -------------  -------------
                                                             -------------  -------------  -------------

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 9 -- PREMISES AND EQUIPMENT
    A summary of premises and equipment follows as of June 30:

                                                                               1995            1994
                                                                          --------------  --------------
Land....................................................................  $      516,684  $      516,684
Buildings and improvements..............................................       2,132,595       2,074,408
Furniture, fixtures and equipment.......................................       1,086,311       1,025,130
                                                                          --------------  --------------
                                                                               3,735,590       3,616,222
Accumulated depreciation................................................      (1,596,840)     (1,449,066)
                                                                          --------------  --------------
                                                                          $    2,138,750  $    2,167,156
                                                                          --------------  --------------
                                                                          --------------  --------------

NOTE 10 -- ADVANCES FROM FEDERAL HOME LOAN BANK OF BOSTON
    Advances from Federal Home Loan Bank of Boston consist of the following as of June 30,:

                      1995
 INTEREST    ----------------------
   RATE             DUE DATE            AMOUNT
- -----------  ----------------------  -------------
   6.87%       February 26, 1996      $2,000,000


                      1994
 INTEREST    ----------------------
   RATE             DUE DATE            AMOUNT
- -----------  ----------------------  -------------
   6.26%       February 14, 1995      $3,000,000

    First mortgage loans on residential property with unpaid principal amounts of approximately 150% of the above advances and all stock in the Federal Home Loan Bank of Boston are pledged as collateral for the advances.

NOTE 11 -- INCOME TAXES
    The Bank prospectively adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as of July 1, 1993. The cumulative effect of this change in accounting for income taxes as of July 1, 1993 was to increase net income by $169,926 and is reported separately in the statement of income for the year ended June 30, 1994. The fourth quarter of 1994 includes a revision to the amount of the accounting change previously reported.

    The new standard requires that a valuation reserve be established if it is more likely than not that all or portion of the deferred tax asset will not be realized. At June 30, 1995 and 1994 the Bank has a $42,836 valuation reserve for the capital loss carryfoward which may not be fully utilized. The capital loss carryforward amounts to $111,298 and will expire on June 30, 1997.

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 11 -- INCOME TAXES (CONTINUED)
    The components of income tax expense (benefit) are as follows for the years ended June 30:

                                                                      1995         1994         1993
                                                                   -----------  -----------  -----------
Current:
  Federal........................................................  $   712,805  $   613,956  $   645,086
  State..........................................................                    47,701      100,753
                                                                   -----------  -----------  -----------
                                                                       712,805      661,657      745,839
                                                                   -----------  -----------  -----------
Deferred:
  Federal........................................................        6,784      (24,810)      10,439
  State..........................................................                    (6,100)
                                                                   -----------  -----------  -----------
                                                                         6,784      (30,910)      10,439
                                                                   -----------  -----------  -----------
    Total income tax expense.....................................  $   719,589  $   630,747  $   756,278
                                                                   -----------  -----------  -----------
                                                                   -----------  -----------  -----------

    Federal income tax expense for the periods presented was different from the amounts computed by applying the statutory federal income tax rate to income before federal income taxes due to the following for the years ended June 30:

                                                                             PERCENT OF INCOME BEFORE
                                                                               FEDERAL INCOME TAXES
                                                                       -------------------------------------
                                                                          1995         1994         1993
                                                                       -----------  -----------  -----------
Statutory federal income tax rate....................................       34.0%        34.0%        34.0%
Increase in federal income taxes resulting from:
  Federal bad debt deduction allowable...............................                     2.4          3.1
  Other..............................................................       (1.7)         1.6          1.8
                                                                             ---          ---          ---
Effective federal income tax rate....................................       32.3%        38.0%        38.9%
                                                                             ---          ---          ---
                                                                             ---          ---          ---

    Deferred  income  tax  expense  results  from  timing  differences  in   the
recognition of income and expenses for tax and financial statement purposes. The components of the net deferred tax asset at June 30, are as follows:

                                                                                   1995         1994
                                                                                -----------  -----------
Deferred tax assets:
  Allowance for loan losses...................................................  $   115,802  $   146,143
  Deferred origination fees...................................................       79,659       69,543
  Capital loss carryforward...................................................       42,836       42,836
  Deferred compensation.......................................................       26,690       14,658
  Banking premises and equipment..............................................        9,634        8,225
                                                                                -----------  -----------
Gross deferred tax asset......................................................      274,621      281,405
  Valuation reserve...........................................................      (42,836)     (42,836)
                                                                                -----------  -----------
                                                                                    231,785      238,569
                                                                                -----------  -----------
Deferred tax liability:
  Unrealized gain on securities available-for-sale............................       (3,037)
                                                                                -----------  -----------
Gross deferred tax liability..................................................       (3,037)
                                                                                -----------  -----------
Net deferred tax asset........................................................  $   228,748  $   238,569
                                                                                -----------  -----------
                                                                                -----------  -----------

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 11 -- INCOME TAXES (CONTINUED)
    A summary of changes in the net deferred tax asset for the years ended June 30, is as follows:

                                                                                   1995         1994
                                                                                -----------  -----------
Balance at beginning of year..................................................  $   238,569  $    31,407
Cumulative effect of change in accounting principle...........................                   169,926
Deferred tax benefit..........................................................                    30,910
Allowance for loan losses.....................................................      (30,341)
Deferred origination fees.....................................................       10,116
Deferred compensation.........................................................       12,032
Banking premises and equipment................................................        1,409
Unrealized gain on securities available-for-sale..............................       (3,037)
Adjustment resulting from amended federal and state income tax returns........                     6,326
                                                                                -----------  -----------
Balance at end of year........................................................  $   228,748  $   238,569
                                                                                -----------  -----------
                                                                                -----------  -----------

    $6,326 of the other assets previously reported for June 30, 1994 have been reclassified to deferred tax assets to reflect an adjustment resulting from the filing of amended federal and state income tax returns for 1994 and 1993.

    The nature and tax effect of the change in each type of income and expense item that gives rise to deferred taxes for the year ended June 30, 1993 are as follows:

Deferred director's compensation..........................................  $  (1,292)
Deferred origination fees.................................................      9,644
Other.....................................................................      2,087
                                                                            ---------
  Total deferred provision................................................  $  10,439
                                                                            ---------
                                                                            ---------

NOTE 12 -- EMPLOYEE BENEFIT PLAN
    The Bank currently has a defined contribution retirement plan ("the Plan") for all eligible officers and employees. Under the Plan, the Bank contributes a percentage of a participant's salary, determined annually by the Board of Directors, up to a maximum of fifteen percent. Retirement expense was approximately $105,150, $96,000 and $87,000 for the years ended June 30, 1995, 1994 and 1993, respectively.

NOTE 13 -- STOCKHOLDERS' EQUITY
    In October 1986, pursuant to a Plan of Conversion adopted by the Board of Directors, the Bank converted from a state-chartered mutual co-operative bank to a state-chartered stock co-operative bank through the issuance of 653,217 shares of common stock at a price of $11.50 per share. Net proceeds were $7,218,999.

    Under OTS regulations implementing capital standards established by the Financial Institutions Reform Recovery and Enforcement Act ("FIRREA"), in addition to meeting the 3% leverage ratio of core capital to total assets requirement and the 1.5% tangible capital to total assets requirement, savings institutions must achieve and maintain a minimum ratio of total capital to total risk-weighted assets of 8%. Management anticipates that the Bank will continue to meet all capital regulations.

    Risk-based capital includes $421,000 for a portion of the allowance for loan losses. The capital for financial statement purposes does not include the $421,000.

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 13 -- STOCKHOLDERS' EQUITY (CONTINUED)
    At June 30, the Bank had the following approximate amounts and percentages of assets and risk-based assets of required and actual regulatory capital under the new standards:

                                                                             1995
                                                        ----------------------------------------------
                                                               REQUIRED                 ACTUAL
                                                        ----------------------  ----------------------
                                                            (IN THOUSANDS)          (IN THOUSANDS)
Tangible..............................................        1.5%   $   2,317        9.7%   $  15,019
Core leverage.........................................        3.0        4,634        9.7       15,019
Risk-based............................................        8.0        4,561       27.1       15,440

    At June 30, 1995, retained earnings includes approximately $1,534,000 of tax bad debt reserves for which no provision for federal income taxes had been made. If in the future this amount is used for any purpose other than to absorb loan losses, federal income taxes will be imposed at the then applicable rates.

    In accordance with the Plan of conversion, Eligible Deposit Account Holders of the Bank on September 30, 1985 were granted a priority in the event of a complete liquidation to receive a liquidation account established for that purpose equal to the net worth of the Bank prior to the conversion. The total amount of the liquidation account will be reduced to the extent that the balances of eligible accounts are reduced subsequent to conversion. After the conversion, no dividends may be paid to stockholders if such dividends reduce the retained earnings of the Bank below the amount required for the liquidation account. The regulations of the FDIC impose additional restrictions on the payment of dividends to stockholders.

NOTE 14 -- COMMITMENTS AND CONTINGENCIES
    On June 27, 1995, the Board of Directors of the Bank declared a $.40 per share dividend to be paid to shareholders of record as of July 28, 1995 payable on September 1, 1995.

    The Bank has entered into several operating leases for the rental of certain office space, expiring in December, 1997 through May 2002. Minimum annual lease payments under these leases are as follows as of June 30:

1996.............................................  $  22,200
1997.............................................     22,800
1998.............................................     23,700
1999.............................................     21,600
2000.............................................     21,600
Thereafter.......................................     39,600
                                                   ---------
                                                   $ 151,500
                                                   ---------
                                                   ---------

    Rent expense for the years ended June 30, 1995, 1994 and 1993 was approximately $22,200, $22,200 and $27,600, respectively.

NOTE 15 -- STOCK OPTION PLAN
    At a special meeting of stockholders on March 17, 1987, the stockholders approved a stock option plan for employees and officers of the Bank. Under the plan, the number of shares of authorized but unissued shares of common stock reserved for option grants equals 10% of the total number of shares issued in the conversion or 65,322. At that time, 38,500 options were granted to officers and employees at an exercise price of $11.50 per share. At June 30, 1995 there were 31,750 options outstanding and at

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 15 -- STOCK OPTION PLAN (CONTINUED)
June 30, 1994 there were 33,250 options outstanding. During the year ended June 30, 1995 1,500 options were exercised. All options outstanding are currently exercisable and expire within 10 years from date of issuance.

NOTE 16 -- SIGNIFICANT CONCENTRATIONS OF CREDIT RISK
    All of the Bank's business is with customers in southern New Hampshire. The Bank writes primarily real estate mortgages for one to four family residential real estate. At June 30, 1995, approximately 89% of the Bank's portfolio consisted of loans collateralized by residential real estate. The Bank's policy for extending credit is based upon the appraised value of collateral along with the borrower's ability to meet income requirements established by the Bank.

    All of the Bank's interest bearing deposits are maintained at the Federal Home Loan Bank of Boston.

NOTE 17 -- RELATED PARTY TRANSACTIONS
    A law firm associated with a director of the Bank was paid approximately $197,000, $136,000 and $288,000 in legal fees for the years ended June 30, 1995, 1994 and 1993, respectively, in conjunction with the closing of loans, foreclosure proceedings and other legal work. Certain directors have outstanding loans with the Bank. The outstanding balances range from $5,000 to $79,796. Interest rates on these loans range from 8.125% to 11.00%. The outstanding balance of such loans totaled approximately $314,000 at June 30, 1995 and $297,000 at June 30, 1994.

    Certain directors have overdraft protection on their accounts in the amounts of $2,000, $25,000 or $50,000. None of the amounts available are currently being used. In the event the overdraft protection is used, interest on the drawn amounts are either 18% or 19%.

NOTE 18 -- FAIR VALUE OF FINANCIAL INSTRUMENTS
    The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and lines of credit.

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and lines of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since commitments may expire without being drawn upon the total commitment amounts do not necessarily represent future cash requirements.

    The Bank evaluates each customer's credit worthiness on an individual case basis. The amount of collateral obtained by the Bank upon extension of credit is based upon management's credit evaluation. Collateral held varies but it is primarily comprised of mortgages on one to four family residential properties

    In December 1991, the Financial Accounting Standards Board issued Statement No. 107, "Disclosures about Fair Value of Financial Instruments". This Statement requires disclosures of the estimated fair values of essentially all financial instruments.

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 18 -- FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    Many of the Bank's assets and liabilities have immediate or short-term (generally 90 days or less) contractual maturities. For these financial instruments the difference between contractual rates and current rates of interest would produce only minimal differences between recorded book value and estimated fair value. Therefore, for purposes of the disclosure, estimated fair value of financial instruments with immediate and short term maturities is assumed to be the same as the recorded book value. These instruments include the balance sheet lines Cash and Due from Banks, Interest Bearing Deposits, Accrued Interest Receivable and Advance Payments by Borrowers for Taxes and Insurance.

    The estimated fair values do not purport to represent the underlying value of the Bank or the value of the financial instruments at any future date.
Furthermore, the methods used to derive some of the estimated fair values necessitated the use of assumptions, including expected future cash flows, current rates of interest, and the existence of an active market which, for many of these instruments, does not exist. The estimated fair values also exclude the value of intangible assets (such as customer relationships and servicing rights) which are inseparable from the financial instruments and which would in an active market, be expected to have value. Estimated fair market values were determined as follows:

    INVESTMENT SECURITIES, MORTGAGE-BACKED SECURITIES AND COLLATERALIZED MORTGAGE OBLIGATIONS

    The fair values are based on quoted market prices.

    LOANS RECEIVABLE

    The estimated fair value is determined by discounting contractual cash flows from the loans using current lending rates for new loans with similar remaining maturities. The resulting value is reduced by an estimate of losses inherent in the portfolio.

    STOCK IN FEDERAL HOME LOAN BANK OF BOSTON

    Stock in the Federal Home Loan Bank of Boston is valued at cost, which represents redemption value and approximate fair value.

    DEPOSIT ACCOUNTS

    The fair value of Demand, Savings, and Money Market Deposits with no defined maturity, by Statement No. 107 definition, is the amount payable on demand at the reporting date. The fair value of fixed rate time deposits is estimated by discounting the future cash flows to be paid, using the current rates at which similar deposits with similar remaining maturities would be issued.

    ADVANCES FROM FEDERAL HOME LOAN BANK OF BOSTON

    The fair value of the Bank's borrowings are estimated using discounted cash flow analysis, based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

                           MILFORD CO/OPERATIVE BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

NOTE 18 -- FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    At June 30, the carrying amounts and estimated fair values of financial instruments is as follows:

                                                      1995                      1994
                                            ------------------------  ------------------------
                                             CARRYING     ESTIMATED    CARRYING     ESTIMATED
                                              AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                            -----------  -----------  -----------  -----------
                                                 (IN THOUSANDS)            (IN THOUSANDS)
Financial assets:
  Cash and due from banks.................  $     1,606  $     1,606  $     1,893  $     1,893
  Interest bearing deposits...............       16,968       16,968       17,329       17,329
  Investments in securities...............       70,305       69,740       69,456       67,697
  Loans receivable........................       60,819       60,666       58,168       57,905
  Accrued interest receivable.............        1,312        1,312        1,103        1,103
  Federal Home Loan Bank stock............          655          655          626          626
Financial liabilities:
  Deposit accounts........................      135,747      135,698      133,221      133,372
  Advances from Federal Home Loan Bank of
   Boston.................................        2,000        2,002        3,000        3,019

Off-balance-sheet assets (liabilities)

                                                                            NOTIONAL AMOUNT
                                                                          --------------------
                                                                            1995       1994
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Commitments to originate loans
  Fixed rate............................................................  $    (701) $    (118)
  Variable rate.........................................................        (78)      (605)
Letters of credit.......................................................       (489)
Unadvanced portions of loans:
  In process............................................................       (440)      (387)
  Commercial lines of credit............................................        (12)        (3)
  Home equity...........................................................     (4,653)    (4,332)

    There is no material difference between the notional amount and the estimated fair value of the above off-balance sheet liabilities.

NOTE 19 -- RECLASSIFICATION
    Certain amounts in the prior years have been reclassified to be consistent with the current year's statement presentation.

                           MILFORD CO/OPERATIVE BANK
                       NOTES TO THE FINANCIAL STATEMENTS
                         DECEMBER 31, 1995 (UNAUDITED)

(1) ACCOUNTING PRINCIPLES
    The financial information as of December 31, 1995, the results of operations for the three and six months ended December 31, 1995 and 1994, the cash flows for the six months ended December 31, 1995 and 1994, and the statement of changes in stockholders' equity for the six months ended December 31, 1995, are unaudited, but in the opinion of management reflect all adjustments (none of which were other than normal recurring accruals) necessary for a fair presentation of such information. Interim results are not necessarily indicative of the results to be expected for the entire year.

(2) INCOME TAXES
    The provision for income taxes differs from the statutory rate due primarily to differences in the loan loss provision for book and tax purposes.

(3) CUMULATIVE EFFECT ON PRIOR YEARS FROM A CHANGE IN ACCOUNTING PRINCIPLE
    The bank has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires a change from the deferred method to the asset and liability method of accounting for income taxes. The Bank has included the cumulative effect of this change in the method of accounting for income taxes as of the beginning of the 1994 fiscal year in the statement of income.

(4) ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES
    As of July 1, 1994, the Bank adopted Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities" which classifies securities as either held-to-maturity, available-for-sale or trading. Securities held-to-maturity are reported at amortized cost. Trading securities are reported at fair value, with unrealized gains and losses included in earnings. The Bank did not have any securities reported as trading securities as of September 30, 1995. Securities which are available-for-sale are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity (net of taxes). On July 1, 1994, in conjunction with the adoption of SFAS No. 115, the Bank classified $27,716,866 of securities as available-for-sale and recorded an unrealized loss of $155,399 (net of taxes) as a separate component of stockholders' equity. During the six months ended December 31, 1995, the amount was an unrealized gain (net of taxes) of $145,184.

    Securities available-for-sale consist of the following at December 31, 1994:

                                                                           GROSS        GROSS
                                                          AMORTIZED     UNREALIZED    UNREALIZED        FAIR
                                                             COST          GAINS        LOSSES         VALUE
                                                        --------------  -----------  ------------  --------------
Marketable equity securities..........................  $    2,232,604  $     4,129  $    (28,832) $    2,207,901
Investment securities.................................  $   19,307,791  $   261,901  $    (69,826) $   19,499,866
Mortgage-backed securities............................  $    9,658,085  $    58,882  $     (6,309) $    9,710,658
                                                        --------------  -----------  ------------  --------------
                                                        $   31,198,480  $   324,912  $   (104,967) $   31,418,425
                                                        --------------  -----------  ------------  --------------
                                                        --------------  -----------  ------------  --------------

    Securities held-to-maturity consist of the following at December 31, 1995:

                                                                            GROSS        GROSS
                                                           AMORTIZED     UNREALIZED    UNREALIZED        FAIR
                                                              COST          GAINS        LOSSES         VALUE
                                                         --------------  -----------  ------------  --------------
Investment securities..................................  $   21,005,437   $  36,943   $    (86,440) $   20,955,940
Mortgage-backed securities.............................  $   16,434,851   $  53,601   $   (169,980) $   16,318,472
                                                         --------------  -----------  ------------  --------------
                                                         $   37,440,288   $  90,544   $   (256,420) $   37,274,412
                                                         --------------  -----------  ------------  --------------
                                                         --------------  -----------  ------------  --------------